Exhibit 22.0

                CONCURRENT COMPUTER CORPORATION SUBSIDIARIES


SUBSIDIARY NAME                           JURISDICTION OF
					         INCORPORATION/ORGANIZATION


DOMESTIC

Concurrent Computer Corp. (France)        Delaware, USA
Concurrent Computer Asia Corp.            Delaware, USA
Concurrent Securities Corp.               Massachusetts, USA

FOREIGN

Concurrent Computer Corp. Pty. Ltd.       Australia
Concurrent Computer Belgium B.V./S.A.     Belgium
Concurrent Computer Canada, Inc.          Canada
Concurrent Computer France S.A.           France
Concurrent Computer GmbH                  Germany
Concurrent Computer Hellas, EPE           Greece
Concurrent Computer Hong Kong Limited     Hong Kong
Concurrent Computer Ireland, Ltd.         Ireland
Concurrent Computer Italia S.r.l.         Italy
Concurrent Nippon Corporation             Japan (60%)
Concurrent Nederland B.V.                 The Netherlands
Concurrent Computer New Zealand           New Zealand
Concurrent Computer Far East Pte. Ltd.    Singapore
Concurrent Computer Hispania, S.A.        Spain
Concurrent Computer Holding Co. Ltd.      United Kingdom
  Concurrent Computer Nederland, Ltd.     United Kingdom
  Concurrent Computer Corporation, Ltd.   United Kingdom
  Concurrent Computer Scandinavia Limited United Kingdom